                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

                           LETTER OF CREDIT AGREEMENT

                           dated as of July 16, 2003,

                                      among

                              CALPINE CORPORATION,
                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                                       and

                            THE BANK OF NOVA SCOTIA,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                                     PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.......................................................................      1

         SECTION 1.1.   Defined Terms............................................................................      1
         SECTION 1.2.   Use of Defined Terms.....................................................................     14
         SECTION 1.3.   Cross-References.........................................................................     14
         SECTION 1.4.   Accounting and Financial Determinations..................................................     15

ARTICLE II COMMITMENTS AND LETTERS OF CREDIT PROCEDURES..........................................................     15

         SECTION 2.1.   Commitment to Issue Letters of Credit....................................................     15
         SECTION 2.2.   Reduction of Commitment Amount...........................................................     15

ARTICLE III REPAYMENTS, INTEREST AND FEES........................................................................     16

         SECTION 3.1.   Interest Provisions......................................................................     16
         SECTION 3.2.   Fees.....................................................................................     16

ARTICLE IV LETTERS OF CREDIT.....................................................................................     17

         SECTION 4.1.   Issuance Requests........................................................................     17
         SECTION 4.2.   Issuances and Extensions.................................................................     18
         SECTION 4.3.   Expenses.................................................................................     18
         SECTION 4.4.   Other Lenders' Participation.............................................................     18
         SECTION 4.5.   Disbursements............................................................................     19
         SECTION 4.6.   Reimbursement............................................................................     19
         SECTION 4.7.   Cash Collateral..........................................................................     20
         SECTION 4.8.   Nature of Reimbursement Obligations......................................................     20
         SECTION 4.9.   Increased Costs; Indemnity...............................................................     21
         SECTION 4.10.  Existing Letters of Credit...............................................................     22

ARTICLE V CERTAIN ADDITIONAL PROVISIONS..........................................................................     22

         SECTION 5.1.   Increased Capital Costs..................................................................     22
         SECTION 5.2.   Taxes....................................................................................     23
         SECTION 5.3.   Payments, Computations, etc..............................................................     24
         SECTION 5.4.   Sharing of Payments......................................................................     24
         SECTION 5.5.   Use of Proceeds..........................................................................     25

ARTICLE VI CONDITIONS PRECEDENT..................................................................................     25

         SECTION 6.1.   Effectiveness; Initial Credit Extension..................................................     25
         SECTION 6.2.   All Credit Extensions....................................................................     26

ARTICLE VII REPRESENTATIONS AND WARRANTIES.......................................................................     28

         SECTION 7.1.   Organization, etc........................................................................     28
         SECTION 7.2.   Due Authorization, Non-Contravention, etc................................................     28
         SECTION 7.3.   Government Approval, Regulation, etc.....................................................     28
         SECTION 7.4.   Validity, etc............................................................................     28
         SECTION 7.5.   Financial Information....................................................................     29
         SECTION 7.6.   No Material Adverse Effect...............................................................     29
         SECTION 7.7.   Litigation, Labor Controversies, etc.....................................................     29
         SECTION 7.8.   Subsidiaries.............................................................................     29
         SECTION 7.9.   Regulations U and X......................................................................     29
         SECTION 7.10.  Accuracy of Information..................................................................     29

ARTICLE VIII COVENANTS...........................................................................................     30

         SECTION 8.1.   Covenants................................................................................     30

ARTICLE IX EVENTS OF DEFAULT.....................................................................................     32

         SECTION 9.1.   Listing of Events of Default.............................................................     32
         SECTION 9.2.   Action if Event of Default...............................................................     34

ARTICLE X THE AGENT..............................................................................................     35

         SECTION 10.1.   Actions.................................................................................     35
         SECTION 10.2.   Exculpation.............................................................................     35
         SECTION 10.3.   Successor...............................................................................     35
         SECTION 10.4.   Letters of Credit Issued by Agent or any Issuer.........................................     36
         SECTION 10.5.   Credit Decisions........................................................................     36
         SECTION 10.6.   Copies, etc.............................................................................     36
         SECTION 10.7.   Collateral Matters......................................................................     37

ARTICLE XI MISCELLANEOUS PROVISIONS..............................................................................     37

         SECTION 11.1.   Waivers, Amendments, etc................................................................     37
         SECTION 11.2.   Notices.................................................................................     38
         SECTION 11.3.   Payment of Costs and Expenses...........................................................     38
         SECTION 11.4.   Indemnification.........................................................................     39
         SECTION 11.5.   Survival................................................................................     40
         SECTION 11.6.   Severability............................................................................     40
         SECTION 11.7.   Headings................................................................................     41
         SECTION 11.8.   Execution in Counterparts, Effectiveness, etc...........................................     41
         SECTION 11.9.   Governing Law; Entire Agreement.........................................................     41
         SECTION 11.10.  Successors and Assigns..................................................................     41
         SECTION 11.11.  Sale and Transfer of Commitments; Participations in Commitments.........................     41
         SECTION 11.12.  Other Transactions......................................................................     43
         SECTION 11.13.  Forum Selection and Consent to Jurisdiction.............................................     43
         SECTION 11.14.  Waiver of Jury Trial....................................................................     44
         SECTION 11.15.  Confidentiality.........................................................................     44

SCHEDULE I       -   Disclosure Schedule

SCHEDULE II      -   Percentages

SCHEDULE 1.1     -   Organizational Chart

SCHEDULE 4.10    -   Existing Letters of Credit

EXHIBIT A        -   Form of Issuance Request

EXHIBIT B        -   Form of Lender Assignment Agreement

EXHIBIT C        -   Form of Cash Collateral Agreement

EXHIBIT D-1      -   Form of Opinion of general counsel of the Borrower

EXHIBIT D-2      -   Form of Opinion of special counsel to the Borrower

                           LETTER OF CREDIT AGREEMENT

         THIS LETTER OF CREDIT AGREEMENT, dated as of July 16, 2003, among CALPINE CORPORATION, a Delaware corporation (together with its successors, the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotia Capital"), as administrative agent (in such capacity, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders and the Agent enter into this Agreement pursuant to which Letters of Credit will be issued at the request of the Borrower;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 10.3.

         "Agreement" means, on any date, this Letter of Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently established by Scotia Capital at its Domestic Office as its base rate; and

                  (b) the Federal Funds Rate most recently determined by Scotia Capital plus 1/2 of 1%.

         The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on any L/C Advances will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Amended and Restated Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of July 16, 2003, among the Borrower, the various financial institutions as are or may become parties thereto, as lenders, various lead arrangers, and The Bank of Nova Scotia, as administrative agent and funding agent, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin" means for any L/C Advance maintained under the Commitment, 4.00% per annum.

         "Assignee Lender" is defined in Section 11.11.1.

         "Authorized Officer" means, relative to any Obligor, the president, any executive vice president, any senior vice president, the vice president - finance, the chief financial officer and the treasurer, in each case for whom a signature and incumbency certificate has been delivered to the Agent.

         "Borrower" is defined in the preamble.

         "Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco or New York.

         "Capitalized Lease Liabilities" means all rental obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Collateral Account" means the cash collateral account maintained by the Agent pursuant to the Cash Collateral Agreement.

         "Cash Collateral Agreement" means the Cash Collateral Agreement to be entered into between the Borrower and the Agent in substantially the form attached hereto as Exhibit C, as amended, supplemented, restated or otherwise modified from time to time, pursuant to which the Letters of Credit are cash collateralized.

         "CCEF" means Calpine Canada Energy Finance ULC, a Nova Scotia unlimited liability company and a direct, Wholly Owned Subsidiary of QCH.

         "CCEF Indenture" means that certain Indenture dated as of April 25, 2001, between CCEF and Wilmington Trust Company, as Trustee, as amended by the Amended and Restated Indenture, dated as of October 16, 2001, between CCEF and such Trustee.

         "CCEF Notes" means the $2,030,000,000 of 8 1/2% Senior Notes due 2008 and the Cdn$200,000,000 of 8 3/4% Senior Notes due 2007, in each case issued by CCEF pursuant to the CCEF Indenture.

         "CCEFII" means Calpine Canada Energy Finance II ULC, a Nova Scotia unlimited liability company and a direct, Wholly Owned Subsidiary of CCRC.

         "CCEFII Indenture" means that certain Indenture dated as of October 18, 2001, as supplemented by the First Supplemental Indenture, dated as of October 18, 2002, between CCEFII and Wilmington Trust Company, as Trustee.

         "CCEFII Notes" means the L200,000,000 of 8?% Senior Notes due 2011 and the E75,000,000 of 8?% Senior Notes due 2008, in each case issued by CCEFII pursuant to the CCEFII Indenture.

         "CCFCI" means Calpine Construction Finance Company, L.P., a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCFCI Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 15, 2001, among CCFCI, the lenders party thereto, Credit Suisse First Boston, as Lead Arranger, Syndication Agent and Bookrunner, The Bank of Nova Scotia, as Lead Arranger, LC Bank and Administrative Agent, TD Securities (USA) Inc., as Co-Arranger and Co-Documentation Agent, and CIBC World Markets Corp., as Co-Arranger and Co-Documentation Agent, as amended, supplemented, restated or otherwise modified from time to time.

         "CCFCII" means Calpine Construction Finance Company II, LLC, a Delaware limited liability company and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CCFCII Credit Agreement" means the Credit Agreement, dated as of October 16, 2000, among CCFCII, the lenders party thereto, Credit Suisse First Boston, as Lead Arranger and Administrative Agent, The Bank of Nova Scotia, as Lead Arranger, Co-Syndication Agent and Bookrunner, Banc of America Securities LLC, as Arranger and Co-Syndication Agent, ING (U.S.) Capital LLC, as Arranger and Co-Syndication Agent, Bayerische Landesbank Girozentrale, as Arranger, Co-Documentation Agent, and LC Bank, CIBC World Markets Corp., as Arranger and Co-Documentation Agent, Dresdner Kleinwort Benson North America Services LLC, as Arranger and Co-Documentation Agent, TD Securities (USA) Inc., as Arranger and Co-Documentation Agent, as amended, supplemented, restated or otherwise modified from time to time.

         "CCRC" means Calpine Canada Resources Company, an Alberta corporation and an indirect, Wholly Owned Subsidiary of the Borrower.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CES" means Calpine Energy Services, L.P., a Delaware limited partnership and an indirect, Wholly Owned Subsidiary of the Borrower.

         "Closing Date" means the date specified in a written notice from the Agent on which this Agreement becomes effective pursuant to Section 11.8 and which is intended to be July 16, 2003.

         "CNGH" means Calpine Natural Gas Holdings, LLC, a Delaware limited liability company, and a direct, Wholly Owned Subsidiary of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means any property of or other items belonging to the Borrower or certain of its Subsidiaries subject or purported to be subject from time to time to a Lien under any Loan Document to secure any or all of the Obligations.

         "Commitment" is defined in Section 2.1.

         "Commitment Amount" means, on any date, $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Commitment Availability" means, on any date, the excess of (a) the then Commitment Amount, over (b) the Letter of Credit Outstandings on such date.

         "Commitment Fee" is defined in Section 3.2.1.

         "Commitment Termination Date" means the earliest of

                  (a)      July 15, 2005;

                  (b) the date on which the Commitments of the Lenders are terminated in full or reduced to zero pursuant to Section 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

         "Commitment Termination Event" means

                  (a)      the occurrence of any Default described in clauses
         (a) through (d) of Section 9.1.7 with respect to the Borrower or any Significant Subsidiary; or

                  (b) the occurrence and continuance of any other Event of Default and the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall be calculated on a net basis (i.e., after taking into effect agreements, undertakings and other arrangements between the Person whose obligations are being guaranteed and the counterparty to such Person's obligations) and shall (subject to any limitation set forth therein) be deemed to be the outstanding net principal amount (or maximum net principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, or, if the principal amount is not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as determined by the Person in good faith, provided that (y) the amount of any Contingent Liability arising out of any indebtedness, obligation or liability other than the items described in clauses (a), (b) and (c) of the definition of "Indebtedness" and (z) the amount of any Contingent Liability consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until the Borrower is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid).

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Convertible Senior Notes" means the $1,200,000,000 of 4% Convertible Senior Notes Due 2006 issued by the Borrower pursuant to the Shelf Indenture.

         "Convertible Subordinated Debentures" means the up to $284,536,100 of Convertible Subordinated Debentures due 2029 issued by the Borrower pursuant to the Indenture dated November 2, 1999, the up to $371,134,100 of Convertible Subordinated Debentures due 2030 issued by the Borrower pursuant to the Indenture dated January 31, 2000 and the up to $535,000,000 of Convertible Subordinated Debentures due 2030 issued by the Borrower pursuant to the Indenture dated August 9, 2000.

         "Credit Extension" means any issuance or extension by an Issuer of a Letter of Credit.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disbursement" is defined in Section 4.5. "Disbursement Date" is defined in Section 4.5.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

         "Dollar" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "8 1/4% Senior Notes" means the $250,000,000 of 8 1/4% Senior Notes due 2005 issued by the Borrower pursuant to the Shelf Indenture.

          "8 1/2% Senior Notes" means the $2,000,000,000 of 8 1/2% Senior Notes due 2011 issued by the Borrower pursuant to the Shelf Indenture.

         "8 3/4% Senior Note Indenture" means that certain Indenture dated as of July 8, 1997, as supplemented by the First Supplemental Indenture dated as of September 10, 1997 and the Second Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "8 3/4% Senior Notes" means the $275,000,000 of 8 3/4% Senior Notes due 2007 issued by the Borrower pursuant to the 8 3/4% Senior Note Indenture.

         "8 5/8% Senior Notes" means the $750,000,000 of 8?% Senior Notes due 2010 issued by the Borrower pursuant to the Shelf Indenture.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 9.1.

         "Existing Letters of Credit" means the letters of credit and bank guarantee described in Schedule 4.10.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving duress or necessity of either party.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotia Capital from three federal funds brokers of recognized standing selected by it.

         "Fiscal Quarter" means any period of three consecutive months ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2003 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Guaranteed Preferred Securities" means the preferred securities issued by one of the Trusts, from time to time, including, without limitation the $276,000,000 of principal amount of such securities issued in November, 1999, the $300,000,000 of principal amount of such securities issued in January, 2000, the $60,000,000 of principal amount of such securities issued in February, 2000, and the $517,500,000 of principal amount of such securities issued in August, 2000.

         "Hazardous Material" means

                  (a)      any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)      any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, the net liabilities of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign exchange contracts, currency swap agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates and (b) commodity or power swap or exchange agreements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a)      which is of a "going concern" or similar nature; or

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding the Convertible Subordinated Debentures and any other subordinated debt securities issued by the Borrower to a Trust and the Guaranteed Preferred Securities or any similar securities);

                  (b) all obligations, contingent or otherwise, relative to the stated amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; provided, however, that if a letter of credit or banker's acceptance has been issued to support or secure any other form of Indebtedness, only the greater of the stated amount of such letter of credit or banker's acceptance or the outstanding principal amount of Indebtedness supported or secured, but not both, will be considered Indebtedness hereunder;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items other than deferred taxes, deferred revenue and deferred leases which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all net obligations of such Person to pay the deferred purchase price of property or services

         (excluding accounts payable incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but excluding any royalties or similar payments to be made by such Person which are based on production or performance; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person (i) shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the indebtedness of such partnership or joint venture is expressly nonrecourse to such Person and (ii) shall exclude any preferred stock if, at the time of the incurrence or issuance thereof, it would not be recorded as debt of such Person, in accordance with GAAP.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Investment" means, relative to any Person, without duplication,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and prepaid expenses);

                  (b)      any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property.

         "Issuance Request" means a request and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower, in substantially the form of Exhibit A (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower), together with a properly completed application for a Letter of Credit on an Issuer's standard form, executed by an Authorized Officer of the Borrower. In the event of a conflict between the terms of an application for a Letter of Credit and the terms of this Agreement, the terms of this Agreement shall prevail.

         "Issuer" means Scotia Capital or any Affiliate or unit of agency of Scotia Capital, and any successor to any of the foregoing Persons.

         "knowledge" or "to the Borrower's knowledge" means the knowledge of or to the knowledge of the president, any vice president, the general counsel, the secretary, the chief financial officer, the controller or the vice president-finance of the Borrower.

         "L/C Advances" is defined in Section 4.5.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit B.

         "Lenders" is defined in the preamble and includes the Issuer.

         "Letter of Credit" is defined in Section 4.1.

         "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan Document" means this Agreement, the Cash Collateral Agreement and each other relevant agreement, document or instrument delivered in connection therewith.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets (including power projects), business or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse change in the ability of the Borrower or any other Obligor to perform under any Loan Document.

         "Nonmaterial Subsidiary Default" means any Default (excluding any Event of Default) arising or resulting from the default or potential default by a Subsidiary (other than a Significant Subsidiary) under any agreement, contract or undertaking binding on such Subsidiary other than (i) the failure by such Subsidiary to make a required payment under any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and (ii) a default in the performance or observance of any obligation or condition with respect to any Indebtedness of such Subsidiary having a principal amount in excess of $10,000,000 and, as a result thereof, the holder or holders of such Indebtedness, or any trustee or agent for such holders, causes such Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

         "Obligor" means the Borrower or any other Person (other than the Agent or any Lender) obligated under, or otherwise a party to, any Loan Document.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, partnership agreement, or similar organizational document, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or other ownership interests.

         "Parity Lien Debt" means any Indebtedness incurred in compliance with the 2003 Senior Note Indenture that is secured by the Collateral (as defined in the Amended and Restated Credit Agreement) on a parity basis with the 2003 Senior Notes and the Second Priority B Loans.

         "Participant" is defined in Section 11.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule II under the caption "Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11. After the Commitment Termination Date, relative to any Lender, at any time, such Lender's "Percentage" shall be as in effect immediately prior to the Commitment Termination Date and after giving effect to any Lender Assignment Agreement(s) of such Lender executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11 at or prior to such time.

         "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pre-2000 Indentures" means the Senior Note Indentures (other than the Shelf Indenture, the 2003 Senior Note Indenture, the Second Priority Term Loan Agreement, any other documentation under which the Parity Lien Debt is incurred, the CCEF Indenture and the CCEFII Indenture).

         "QCH" means Quintana Canada Holdings, LLC, a Delaware limited liability company and indirect, Wholly Owned Subsidiary of CNGH.

         "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Reimbursement Obligation" is defined in Section 4.6.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means, at any time, Lenders owed or holding (a) if the Commitments shall not have been terminated, at least 51% of the aggregate of all Letter of Credit Outstandings and unfunded Commitments on such date or (b) if the Commitments shall have been terminated, at least 51% of the aggregate amount of all L/C Advances then outstanding.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "Scotia Capital" is defined in the preamble.

         "Second Priority B Loans" means the $750,000,000 of Second Priority Secured Term B Loans incurred by the Borrower pursuant to the Second Priority Term Loan Agreement.

         "Second Priority Term Loan Agreement" means the Credit Agreement, dated as of July 16, 2003, among the Borrower, Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner and administrative agent, Scotia Capital, as arranger and syndication agent, TD Securities (USA) Inc., ING (U.S.) Capital LLC and Landesbank Hessen-Thuringen, as co-arrangers, and Credit Lyonnais New York Branch and Union Bank of California, N.A., as managing agents.

         "Senior Note Indentures" means, collectively, the 7 3/4% Senior Note Indenture, the 7 5/8% Senior Note Indenture, the 7 7/8% Senior Note Indenture, the 8 3/4% Senior Note Indenture, the Shelf Indenture (to the extent relating solely to the Senior Notes), the 10 1/2% Senior Note Indenture, the 2003 Senior
Note Indenture, the Second Priority Term Loan Agreement, any other documentation under which the Parity Lien Debt is incurred, the CCEF Indenture and the CCEFII Indenture.

         "Senior Notes" means, collectively, the 7 3/4% Senior Notes, the 7 5/8% Senior Notes, the 7 1/8% Senior Notes, the 8 1/4% Senior Notes, the 8 1/2% Senior Notes, the 8 3/4% Senior Notes, the 8?% Senior Notes, the 10 1/2% Senior Notes, the Convertible Senior Notes, the 2003 Senior Notes, the Second Priority B Loans, the Parity Lien Debt, the CCEF Notes and the CCEFII Notes.

         "7 5/8% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "7 5/8% Senior Notes" means the $250,000,000 of 7 5/8% Senior Notes due 2006 issued by the Borrower pursuant to the 7?% Senior Note Indenture.

         "7 7/8% Senior Note Indenture" means that certain Indenture dated as of March 31, 1998, as supplemented by the First Supplemental Indenture dated as of July 24, 1998 and the Second Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "7 7/8% Senior Notes" means the $400,000,000 of 7 7/8% Senior Notes due 2008 issued by the Borrower pursuant to the 7 7/8% Senior Note Indenture.

         "7 3/4% Senior Note Indenture" means that certain Indenture dated as of March 29, 1999, as supplemented by the First Supplemental Indenture dated as of July 31, 2000, between the Borrower and The Bank of New York, as Trustee.

         "7 3/4% Senior Notes" means the $350,000,000 of 7 3/4% Senior Notes due 2009 issued by the Borrower pursuant to the 7 3/4% Senior Note Indenture.

         "Shelf Indenture" means that certain Indenture dated as of August 10, 2000, as supplemented from time to time, between the Borrower and Wilmington Trust Company, as Trustee.

         "Significant Subsidiary" means each Subsidiary of the Borrower that

                  (a) accounted for at least 10% of consolidated revenues of the Borrower and its Subsidiaries or 10% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the last four full Fiscal Quarters immediately preceding the date as of which any such determination is made; or

                  (b) has assets which represent at least 10% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question. Notwithstanding the foregoing,
(i) CCFCI shall be deemed to be a Significant Subsidiary for all purposes of this Agreement until such date as all Indebtedness under the CCFCI Credit Agreement shall have been repaid in full and all commitments to lend thereunder have been terminated and, thereafter, at any time when CCFCI meets the criteria set forth in the first sentence of this definition and (ii) CCFCII shall be deemed to be a Significant Subsidiary for all purposes of this Agreement until such date as all Indebtedness under the CCFCII Credit Agreement shall have been repaid in full and all commitments to lend thereunder have been terminated and, thereafter, at any time when CCFCII meets the criteria set forth in the first sentence of this definition.

         "Stated Amount" of each Letter of Credit means the "Stated Amount" as defined therein.

         "Stated Expiry Date" is defined in Section 4.1(b).

         "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agent and the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other Person of which at least 50% of the outstanding capital stock or other comparable ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation, partnership or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation, partnership or other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Taxes" is defined in Section 5.2.

         "10 1/2% Senior Note Indenture" means that certain Indenture dated as of May 16, 1996, as supplemented by the First Supplemental Indenture dated as of August 1, 2000, between Borrower and State Street Bank and Trust Company (as successor trustee to Fleet National Bank), as Trustee.

         "10 1/2% Senior Notes" means the $180,000,000 of 10 1/2% Senior Notes due 2006 issued by the Borrower pursuant to the 10 1/2% Senior Note Indenture.

         "Trust" means Calpine Capital Trust, Calpine Capital Trust II and Calpine Capital Trust III, each a Delaware business trust.

         "2003 Senior Notes" means the $2,550,000,000 of Second Priority Senior Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes due 2010 and 8 3/4% Second Priority Senior Secured Notes due 2013, in each case issued by the Borrower pursuant to the 2003 Senior Note Indenture.

         "2003 Senior Note Indenture" means that certain Indenture dated as of July 16, 2003 between the Borrower and Wilmington Trust Company, as Trustee.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Wholly Owned Subsidiary" means a Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Issuance Request, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles ("GAAP") in effect in the United States from time to time.

                                   ARTICLE II

                  COMMITMENTS AND LETTERS OF CREDIT PROCEDURES

         SECTION 2.1. Commitment to Issue Letters of Credit. From time to time on any Business Day occurring prior to the Commitment Termination Date, an Issuer will issue, and each Lender will participate in, the Letters of Credit, in accordance with Article IV. The Commitment of each Lender described in this
Section 2.1 to issue or participate in Letters of Credit is herein referred to as its "Commitment".

         SECTION 2.1.1. Lenders Not Permitted or Required To Issue or Participate in Letters of Credit Under Certain Circumstances. No Lender or Issuer, as the case may be, shall be permitted or required to issue (in the case of an Issuer) or participate in (in the case of each Lender) any Letter of Credit prior to the Commitment Termination Date, if, after giving effect thereto

                           (i) all Letter of Credit Outstandings would exceed the Commitment Amount or the amount then on deposit in the Cash Collateral Account (which shall have been funded with the proceeds of borrowings under the Amended and Restated Credit Agreement); or

                           (ii) such Lender's Percentage of all Letter of Credit Outstandings would exceed such Lender's Percentage of the then Commitment Amount.

         SECTION 2.2. Reduction of Commitment Amount. The Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional Reduction. The Borrower may, from time to time on any Business Day voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent reductions of the Commitment Amount, and any partial reduction of the Commitment Amount shall be in a minimum amount of $2,000,000 and in an integral multiple of $500,000.

         SECTION 2.2.2. Additional Cash Collateral. To the extent that at any time the aggregate amount of the Letter of Credit Outstandings exceeds the Commitment Amount in effect at such time or the amount then on deposit in the Cash Collateral Account, then the Borrower must immediately deposit with the Agent in the Cash Collateral Account additional cash collateral in an amount equal to such excess (or, as applicable, the greater of such excesses).

                                  ARTICLE III

                          REPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Interest Provisions. Interest shall be payable in accordance with this Section 3.1.

         SECTION 3.1.1. Post-Maturity Rate. After the date any monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus a margin of 2%.

         SECTION 3.1.2. Payment Dates. Interest accrued on monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable shall be payable upon demand.

         SECTION 3.2. Fees. The Borrower agrees to pay the fees set forth in this Section 3.2. All such fees shall be non-refundable.

         SECTION 3.2.1. Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on the Closing Date and continuing through the Commitment Termination Date, a commitment fee (the "Commitment Fee") at the rate of 0.10% per annum, calculated on such Lender's Percentage of the average daily unused portion of the Commitment Amount. Commitment Fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date, and on the Commitment Termination Date.

         SECTION 3.2.2. Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders, for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (and including) the date upon which (or on the next succeeding Business Day upon which) such Letter of Credit expires or is returned to the Issuer, a fee, in Dollars, on the average daily stated amount of such Letter of Credit calculated at a per annum rate equal to 0.05%. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the date of termination or expiry of the last Letter of Credit outstanding hereunder (for any period then ending for which such fee shall not theretofore have been paid), commencing on the first such date after the issuance of such Letter of Credit.

         SECTION 3.2.3. Letter of Credit Issuing Fee. The Borrower agrees to pay to the Agent, for the account of each Issuer, an issuing fee, in Dollars, for each Letter of Credit issued by such Issuer for the period from and including the date of issuance of such Letter of Credit to (and including) the date upon which such Letter of Credit expires or is returned to the Issuer at such rates as may be agreed in writing by the Borrower and the Issuers from time to time. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the date of termination or expiry of the last Letter of Credit outstanding hereunder for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

                                   ARTICLE IV

                                LETTERS OF CREDIT

         SECTION 4.1. Issuance Requests. By delivering to the Agent and an Issuer an Issuance Request on or before 12:00 noon, New York time, the Borrower may request, from time to time prior to the Commitment Termination Date and on not less than three nor more than ten Business Days' notice, that such Issuer issue an irrevocable standby letter of credit in Dollars and in such form as may be requested by the Borrower and approved by such Issuer (each, together with the Existing Letters of Credit, a "Letter of Credit"), in support of the general corporate purposes of the Borrower and its Subsidiaries (including credit support by the Borrower for gas and power contracts for CES, Calpine Energy Services Canada Partnership and Calpine Energy Services UK Limited) and which are described in such Issuance Request, provided that no Letter of Credit may be used (i) to finance acquisitions (other than acquisitions of equipment, sites and property in the ordinary course of the Borrower and its Subsidiaries' business, but in no event may Letters of Credit be used to finance acquisitions of power projects, reserves of geothermal steam and fluids and material gas reserves) or make any Investments in any third parties (other than Subsidiaries), directly or indirectly, through the Borrower or any of its Subsidiaries or Affiliates or (ii) to defease, repurchase or prepay any Subordinated Debt or any Senior Notes; and provided, further, that Letters of Credit shall only be used to secure or support obligations (other than for the deferred purchase price of property) entered into in the ordinary course of business of the Borrower and its Subsidiaries. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

                  (a) be issued in a Stated Amount which does not exceed (or would not exceed) the then Commitment Availability;

                  (b) be stated to expire on a date (its "Stated Expiry Date") no later than one year from its date of issuance; provided, however, that a Letter of Credit may provide that if it is not renewed prior to its Stated Expiry Date, it may be drawn by the beneficiary thereof; and

                  (c) on or prior to its Stated Expiry Date

                           (i) terminate immediately upon notice to the Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full and surrender by the beneficiary of the Letter of Credit to such Issuer, and

                           (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part and that the Letter of Credit may be reduced.

         SECTION 4.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article VI), the Issuer to whom notice was given under Section 4.1 shall issue Letters of Credit, in accordance with the Issuance Requests made therefor. Such Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will notify the Agent of any issuance or amendment and such notice will be accompanied by a copy of each Letter of Credit issued and any amendment thereto) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof. The Agent will promptly notify the Lenders of issuances and amendments and, if requested in writing by a Lender, will provide copies of issuances and amendments to such requesting Lender.

         SECTION 4.3. Expenses. The Borrower agrees to pay to the Agent for the account of each Issuer the standard charges of such Issuer in connection with the issuance, maintenance, modification (if any) and administration by such Issuer upon demand from time to time.

         SECTION 4.4. Other Lenders' Participation. Each Letter of Credit issued pursuant to Section 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) pro rata according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to pay promptly to the Issuer thereof such Lender's Percentage of any unreimbursed drawings under a Letter of Credit which have not been reimbursed by the Borrower in accordance with Section 4.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by the Issuer thereof for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to
Section 3.2.3, with respect to each Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this
Section 4.4 in respect of Letters of Credit issued or amended while such Lender remains a party to this Agreement is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment of any Letter of Credit or the occurrence and continuation of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. In the event that the Borrower shall fail to reimburse the Issuer thereof as provided in Section 4.5 and Section 4.6 and in an amount equal to the amount of any drawing honored by such Issuer under a Letter of Credit issued by it, or in the event such Issuer must for any reason return or disgorge such reimbursement, such Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such Issuer specified in such notice not later than 2:00 p.m., New York time, on the Business Day (under the laws of the jurisdiction of such Issuer) after the date notified by the Issuer. In the event that any Lender fails to make available to an Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, such Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days and thereafter at the Alternate Base Rate plus 2%. Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from any

Issuer any amounts made available by such Lender to an Issuer pursuant to this
Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer thereof in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuer. Each Issuer shall distribute to each Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such Issuer such Lender's Percentage of all payments received by such Issuer from the Borrower in reimbursement of drawings honored by such Issuer under such Letter of Credit when such payments are received.

         SECTION 4.5. Disbursements. Each Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by it, together with notice of the date (a "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Unless otherwise agreed by the applicable Issuer and the Borrower, drawings under any Letter of Credit issued under Section 4.1 shall be made on sight. Subject to the terms and provisions of such Letter of Credit, each Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 2:00 p.m., New York time, on the Disbursement Date, the Borrower will reimburse each Issuer in Dollars for all amounts which it has disbursed under the Letter of Credit. To the extent an Issuer is not reimbursed in full on the date payment is made under a Letter of Credit, the Borrower's Reimbursement Obligation shall accrue interest at the Alternate Base Rate plus the Applicable Margin for two Business Days and thereafter at the Post-Maturity Rate described in Section 3.1.1, payable on demand, until reimbursed in full. In the event an Issuer is not reimbursed by the Borrower on any Disbursement Date, or if an Issuer must for any reason return or disgorge such reimbursement, the Lenders (including such Issuer) shall fund the Reimbursement Obligation therefor by making, on the next Business Day, advances ("L/C Advances") that are payable on demand and shall be Obligations hereunder, bearing interest by reference to the Base Rate (except that such L/C Advances shall be made upon demand by the Agent rather than upon notice by the Borrower and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to the satisfaction of the conditions precedent to the extension of credit set forth in Article VI of this Agreement and notwithstanding any termination of the Commitments). Each Lender's obligation to make L/C Advances in the amount of its Percentage of any unreimbursed amounts outstanding under a Letter of Credit pursuant hereto is several, and not joint or joint and several.

         SECTION 4.6. Reimbursement. The Borrower's obligation (a "Reimbursement Obligation") under Section 4.5 to reimburse an Issuer with respect to each disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against an Issuer for any wrongful disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

         SECTION 4.7. Cash Collateral. At any time when a Reimbursement Obligation becomes due and payable, the Agent will be entitled to draw amounts from the Cash Collateral Account to satisfy such Reimbursement Obligation.

         SECTION 4.8. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer (except to the extent of its own gross negligence or willful misconduct) nor any Lender shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise;

                  (e) any error, omission, interruption, loss or delay in the transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required in order to make a Disbursement thereunder) or of the proceeds thereof;

                  (f) any error in interpretation of technical terms;

                  (g) the performance of any transaction which underlies any Letter of Credit;

                  (h) any act or omission of any Person other than the Issuer and the Lenders;

                  (i) loss or destruction of any draft, demand, or document in transit or in the possession of others;

                  (j) lack of knowledge of any particular trade usage (other than standard United States and Western European banking usage as used in the normal course of business); or

                  (k) any consequence arising from causes beyond the control of the Issuer and the Lenders.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith and which is not grossly negligent shall be binding upon the Borrower and shall not put such Issuer under any resulting liability to the Borrower; provided, however, that nothing herein shall relieve any Issuer, the Agent or any Lender for any liability for its gross negligence or willful misconduct.

         SECTION 4.9. Increased Costs; Indemnity. If by reason of

                  (a) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change after the Closing Date in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or

                  (b) compliance by any Issuer or any Lender with any new or modified (after the Closing Date) direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority, including Regulation D of the F.R.S. Board:

                           (i) any Issuer or any Lender shall be subject to any tax (other than franchise taxes or taxes measured by net income or receipts), levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this
                  Article IV, whether directly or by such being imposed on or suffered by any Issuer or any Lender;

                           (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by any Issuer or participations therein purchased by any Lender; or

                           (iii) there shall be imposed on any Issuer or any Lender any other condition regarding this Article IV, any Letter of Credit or any participation therein;

and the result of the foregoing is directly or indirectly to increase the cost to an Issuer or such Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce any amount receivable in respect thereof by such Issuer or such Lender, then and in any such case such Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, notify the Borrower thereof and provide Borrower with data and calculations supporting such costs, and the Borrower shall pay such amounts as such Issuer or Lender may specify to be necessary to compensate such Issuer or Lender for such additional cost or reduced receipt within ten (10) Business Days after receiving such notice, together with interest on such amount from the date of receipt of such notice until payment in full thereof at a rate equal at all times to the Alternate Base Rate plus the Applicable Margin; provided, however, that Section 5.2, rather than this Section 4.9 shall govern Borrower's obligations with respect to Taxes relating to payments by the Borrower described in the first sentence of Section 5.2(a). The good faith determination by an Issuer or Lender, as the case may be, of any amount due pursuant to this Section 4.9, as set forth in a statement setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. In addition to amounts payable as elsewhere provided in this
Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Issuers and the Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Issuer or any Lender may incur or be subject to as a consequence, direct or indirect, of

                  (x) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of an Issuer as determined by a court of competent jurisdiction, or

                  (y) the failure of an Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

         SECTION 4.10. Existing Letters of Credit. On the Closing Date, the Existing Letters of Credit shall continue to be deemed for all purposes to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuers on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Lender.

                                   ARTICLE V

                          CERTAIN ADDITIONAL PROVISIONS

         SECTION 5.1. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority causes the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender attributable to or based upon the Letters of Credit or Commitments hereunder to be increased, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error and if made in good faith, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its good faith discretion) shall deem applicable.

         SECTION 5.2. Taxes. (a) Subject to each Lender's compliance with this
Section 5.2, all payments by the Borrower of all amounts payable hereunder (including interest) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

                  If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.2, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

                  (b) Upon the request of the Borrower or the Agent, each Lender (including, any participant or Assignee Lender) that is (a) organized under the laws of the United States or a state thereof shall execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) appropriately completed United States Internal Revenue Service Forms W-9 (or any successor forms or documents) and (b) organized under the laws of a jurisdiction other than the United States shall, prior to the due date of and as a condition to any payments hereunder, execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish that such Lender (or participant or Assignee Lender) is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

                  The Borrower shall not be required to pay any additional amounts to any Lender (or participant or Assignee Lender) in respect of Taxes pursuant to this Section 5.2 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or participant or Assignee Lender) to comply with the provisions of this Section 5.2 unless such failure results from (a) a change in applicable treaty, law or regulation or interpretation thereof or (b) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date such Lender (or participant or Assignee Lender) becomes a party to this Agreement.

         SECTION 5.3. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Issuer or, as applicable, to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 5.4. Sharing of Payments. If any Lender shall obtain any payment or other recovery as a result of its receipt of any collateral or otherwise (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.5) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 5.5. Use of Proceeds. Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries (including credit support by the Borrower for gas and power contracts for CES, Calpine Energy Services Canada Partnership and Calpine Energy Services UK Limited). No Letter of Credit will be used to (i) acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U, (ii) finance acquisitions (other than the acquisition of equipment, sites and property in the ordinary course of the Borrower and its Subsidiaries' business, but in no event may Letters of Credit be used to finance acquisitions of power projects, reserves of geothermal steam and fluids and natural gas reserves),
(iii) make Investments in any third parties (other than Investments in Subsidiaries), directly or indirectly, through the Borrower or any of its Subsidiaries or Affiliates, or (iv) defease, repurchase or prepay any Subordinated Debt or any Senior Notes.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. Effectiveness; Initial Credit Extension. The effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 6.1.

         SECTION 6.1.1. Letter of Credit Agreement; Amended and Restated Credit Agreement. The Agent shall have received, on or before the Closing Date

                  (a) this Agreement, executed and delivered by the Agent, the Borrower and each of the Lenders; and

                  (b) evidence satisfactory to it that the Amended and Restated Credit Agreement has been executed and delivered by the parties thereto, and that any other conditions precedent to the effectiveness thereof have been satisfied.

         SECTION 6.1.2. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the Closing Date, of its Secretary or Assistant Secretary, as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; and

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 6.1.3. Cash Collateral Agreement. The Agent shall have received the Cash Collateral Agreement, duly executed and delivered by the Borrower, in substantially the form of Exhibit C hereto.

         SECTION 6.1.4. Cash Collateral. The Borrower shall have deposited in the Cash Collateral Account an amount in immediately available funds equal to $132,747,066 on the Closing Date.

         SECTION 6.1.5. Opinions of Counsel. The Agent shall have received opinions, dated the date of the Closing Date and addressed to the Agent and all Lenders, from

                  (a) Lisa Bodensteiner, Esq., general counsel of the Borrower, and Covington & Burling, special counsel to the Borrower, substantially in the forms of Exhibits D-1 and D-2, respectively; and

                  (b) Such other special and local counsel as may be required by the Agent, in each case in form and substance satisfactory to the Agent.

         SECTION 6.1.6. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.2 and 11.3, if then invoiced.

         SECTION 6.1.7. No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2002.

         SECTION 6.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

         SECTION 6.2.1. Commitment Under Amended and Restated Credit Agreement. The Revolving Loan Commitment (as defined in the Amended and Restated Credit Agreement) shall remain in full force and effect.

         SECTION 6.2.2. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct

                  (a) the representations and warranties set forth in Article VII (excluding, however, those contained in Section 7.7) and in each other Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 7.7

                           (i)      no labor controversy, litigation,
                  arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Significant Subsidiaries which would reasonably be expected to cause a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

                           (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which might have a Material Adverse Effect; and

                  (c) no Default (other than a Nonmaterial Subsidiary Default) shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Significant Subsidiaries are in material violation of any law or governmental regulation or court order or decree which would reasonably be expected to cause a Material Adverse Effect.

         SECTION 6.2.3. Credit Request. The Agent shall have received an Issuance Request for such Credit Extension. The delivery of an Issuance Request and the issuance of the Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of the issuance of the Letter of Credit the statements made in Section 6.2.2 are true and correct.

         SECTION 6.2.4. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

         SECTION 6.2.5. Indentures.

                  (a) The Borrower shall have certified to the Agent that its incurrence of the Indebtedness under the Letters of Credit hereunder is permitted under the terms of Section 3.4 of the Pre-2000 Indentures. To the extent that the Borrower is relying on clause (a) of Section 3.4 of the Pre-2000 Indentures, the Borrower shall have delivered to the Agent a certificate of an Authorized Officer of the Borrower demonstrating its compliance with the incurrence test set forth therein.

                  (b) The Borrower shall have certified to the Agent that the incurrence of Liens in respect of such Borrowing is permitted under the terms of Section 3.7 of the Pre-2000 Indentures and Section 3.4 of the Shelf Indenture.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agent to enter into this Agreement and to make L/C Advances and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VII.

         SECTION 7.1. Organization, etc. The Borrower and each of its Significant Subsidiaries is a corporation, partnership, limited liability company or similar entity validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign organization in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the Borrower's or any Obligor's ability to perform its obligations under the Loan Documents to which it is a party, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own or hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction (including, without limitation, the Senior Note Indentures), law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties.

         SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement or any other Loan Document to which it is a party. Neither the Borrower nor any of its Significant Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief.

         SECTION 7.5. Financial Information. The balance sheets of the Borrower and each of its Subsidiaries as at December 31, 2002 and the related statements of earnings and cash flow of the Borrower and each of its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the period then ended.

         SECTION 7.6. No Material Adverse Effect. Since December 31, 2002, there has been no Material Adverse Effect.

         SECTION 7.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, investigation, or labor controversy affecting the Borrower or any of its Significant Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document.

         SECTION 7.8. Subsidiaries. The Borrower has no Significant Subsidiaries, except those Significant Subsidiaries which are identified in Item
7.8 ("Existing Significant Subsidiaries") of the Disclosure Schedule. The organizational chart attached hereto as Schedule 1.1 accurately reflects the ownership structures of the Borrower's equity interests in its Foreign Subsidiaries as of the Closing Date.

         SECTION 7.9. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no Letter of Credit will be used for a purpose which violates F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 7.10. Accuracy of Information. All factual information (which shall not include projections) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent, any Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified

(except with respect to the financial statements of Borrower and its Subsidiaries, which will fairly present the financial condition of the entities covered thereby as of the date thereof) and, with respect to information provided prior to the execution of this Agreement, as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                  ARTICLE VIII

                                    COVENANTS

         SECTION 8.1. Covenants. The Borrower agrees with the Agent and each Lender that, from and after the Closing Date, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.1.

         SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower and (ii) a consolidating balance sheet and a consolidating statement of earnings of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein the consolidated balance sheet, statement of earnings and cash flow statement of the Borrower and its Subsidiaries as of the end of such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by PricewaterhouseCoopers LLC or other independent public accountants acceptable to the Agent and the Required Lenders and (ii) a consolidating balance sheet and a consolidating statements of earnings of the Borrower and its Subsidiaries as of the end of such Fiscal Year, certified by an Authorized Officer of the Borrower;

                  (c) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a consolidated budget for the Borrower and its Subsidiaries for the following Fiscal Year, in form and substance satisfactory to the Lenders;

                  (d) as soon as possible and in any event within three days after the Borrower obtains knowledge of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five days after the Borrower obtains knowledge of (x) any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 7.7, (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in
         Section 7.7, or (z) any other Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and all reports and registration statements which the Borrower or any of its Significant Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (g) immediately upon the Borrower's knowledge of the institution of any steps by the Borrower or any member of its Controlled Group to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

                  (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Significant Subsidiaries as any Lender through the Agent may from time to time reasonably request and which the Borrower is legally permitted to provide to such Lender.

The Borrower may provide some or all of the information required in clauses (a) and (b) above by providing copies of its Forms 10-Q and/or 10-K filed with the Securities and Exchange Commission.

         SECTION 8.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its existence and, if applicable, qualification as a foreign corporation or comparable entity; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 8.1.3. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or any of its representatives or any Lender, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Agent or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the exercise by the Agent of its rights pursuant to this Section; provided, however, after the occurrence and during the continuance of any Default, the Borrower shall pay for all fees of such independent accountants incurred with each exercise by the Agent or any Lender of its rights pursuant to this Section.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

         SECTION 9.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any Reimbursement Obligation, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of interest on any such Reimbursement Obligation, any fee or of any other Obligation.

         SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made in any material respect.

         SECTION 9.1.3. Non-Performance of Covenants and Obligations. Any Obligor shall default in the due performance and observance of any agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender (or such longer period as the Required Lenders in their discretion, may agree, provided that such Obligor has commenced such cure within such 30 day period and thereafter diligently pursues such cure to completion).

         SECTION 9.1.4. Default on Other Indebtedness. (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Borrower or any of its Significant Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000, (b) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or, in the case of the Borrower only, such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity (and notice of such default has been given to the relevant borrower), (c) a default shall occur in the performance or observance of any obligation or condition with respect to the Borrower's debt securities issued to a Trust or to any Indebtedness of any Significant Subsidiary (other than CCFCI and CCFCII) or Obligor, in either case having a principal amount in excess of $10,000,000, and, as a result thereof, the holder or holders of such debt securities or such Indebtedness, or any trustee or agent for such holders, causes such securities or Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise, or (d) a default of a type described in clause (b) above shall occur with respect to any Indebtedness of CCFCI or CCFCII having an unpaid principal amount in excess of $10,000,000 (whether or not such default actually results in the acceleration of the applicable Indebtedness) and, as a result thereof, the holder or holders of such debt securities or such Indebtedness, or any trustee or agent for such holders, causes such securities or Indebtedness to be repaid more quickly than theretofore scheduled, whether through the introduction of a "cash sweep," the increase of an existing "cash sweep" or otherwise.

         SECTION 9.1.5. Judgments. Any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Borrower or any Significant Subsidiary or any other Obligor in an amount in excess of $25,000,000 (or its foreign currency equivalent) (treating any deductibles, self-insurance or retention as not so covered) which is not stayed or discharged within 30 days after entry of such final judgment or order, and there shall be any period of more than 30 consecutive days following entry of the final judgment or order in excess of $25,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.6. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 9.1.7. Bankruptcy, Insolvency, etc. The Borrower or any of its Significant Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Significant Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Significant Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing any of the foregoing.

         SECTION 9.1.8. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Borrower, any other Obligor or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 9.2. Action if Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare that all Commitments (if not theretofore terminated) be terminated, whereupon without further notice, the Commitments shall terminate and the Agent may exercise any and all remedies available under the Loan Documents and applicable law, including withdrawing amounts from the Cash Collateral Account pursuant to Section 4.7.

                                   ARTICLE X

                                    THE AGENT

         SECTION 10.1. Actions. Each Lender hereby appoints Scotia Capital as its Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Person (with respect to which such Person agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

         SECTION 10.3. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor thereto which shall thereupon become the Agent, as applicable, hereunder. If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring

Agent's giving notice of resignation, then the retiring Person may, on behalf of the Lenders, appoint a successor, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, as applicable, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

                  (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                  (b) Section 11.3 (with respect to expenses incurred prior to resignation) and Section 11.4 shall continue to inure to its benefit.

         SECTION 10.4. Letters of Credit Issued by Agent or any Issuer.

                  (a) The Agent shall have the same rights and powers with respect to its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not the Agent. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Person were not the Agent hereunder.

                  (b) Each Issuer shall have the same rights and powers with respect to its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not an Issuer. Each Issuer and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Issuer hereunder.

         SECTION 10.5. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.6. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

         SECTION 10.7. Collateral Matters.

                  (a) Each of the Lenders hereby acknowledges and agrees that Liens upon the Collateral granted to or held by the Agent under any Loan Document will be released:

                           (i)      in whole, upon termination of the
                  Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit;

                           (ii)     to the extent permitted by Section 11.1(e);
                  and

                           (iii) if requested by the Borrower, to the extent the amount then on deposit in the Cash Collateral Account exceeds an amount equal to the sum of the Letter of Credit Outstandings and all other Obligations then outstanding.

                  (b) Each Lender hereby authorizes the Agent to act under the Cash Collateral Agreement to release the Agent's Lien on applicable Collateral only to the extent set forth in clause (a) above.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                  (a) modify this Section 11.1 or modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify any requirement hereunder that any particular action be taken by the Required Lenders or change the definition of "Required Lenders" shall be effective unless consented to by each Lender;

                  (c) increase the Commitment Amount of any Lender or the Percentage of any Lender shall be made without the consent of such Lender or extend the Commitment Termination Date or change any provision expressly requiring the consent of all Lenders shall be made without the consent of each Lender;

                  (d) reduce any fees described in Article III shall be made without the consent of each Lender affected thereby;

                  (e) authorize the release of any Lien created by a Loan Document shall be effective without the consent of Lenders having 100% of the aggregate of all Letter of Credit Outstandings and unfunded Commitments on such date;

                  (f) extend the due date for, or reduce the amount of, any Reimbursement Obligation for a Letter of Credit which has been drawn shall be made without the consent of the Issuer thereof and each Lender;

                  (g) affect adversely the interests, rights or obligations of an Issuer qua an Issuer shall be made without the consent of such Issuer; or

                  (h) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

In addition, Section 10.2 shall not be amended without the consent of the Agent. No failure or delay on the part of the Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of a single counsel to the Agent, and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

                  (a) the negotiation, preparation, execution, delivery or administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

                  (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent, each Issuer and the Lenders harmless from all liability for, any stamp or other taxes (other than income taxes) which may be payable in connection with the execution or delivery of this Agreement, the issuance of the Letters of Credit, or any other Loan Documents. The Borrower also agrees to reimburse the Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations upon and during the continuing of an Event of Default.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, the Issuers and each Lender and each of their respective Affiliates, officers, directors, employees and agents, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, claims, liabilities and damages, and expenses incurred by any Indemnified Party in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the use of any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of the Required Lenders' refusal to make any Credit Extension as a result of the Borrower's failure to satisfy the conditions in Article VI hereof but not including any breach of this Agreement or any other Loan Document by the Agent or any of the Lenders);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the

         Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities resulting from, arising out of or relating to the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. In addition to the foregoing, the Borrower hereby waives any and all rights to seek or obtain consequential damages from any Indemnified Party.

         The Lenders agree to indemnify each Issuer with respect to any acts taken or omissions suffered by the Issuer in connection with each Letter of Credit issued by it or proposed to be issued by it and the related Issuance Request (to the extent not reimbursed by the Borrower), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Issuer in any way relating to or arising out of any of the Loan Documents or the Letters of Credit or any action taken or omitted by such Issuer under the Loan Documents or the Letters of Credit (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ISSUER, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUER). IT IS THE INTENT OF THE PARTIES HERETO THAT THE ISSUER SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 11.4, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Lender agrees to reimburse each Issuer promptly upon demand for such Lender's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by such Issuer in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents or the Letters of Credit, or any of them, to the extent that the Issuer is not reimbursed for such expenses by the Borrower.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 5.1, 5.2, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent, and the conditions precedent set forth in Section 6.1 shall have been satisfied.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Commitments; Participations in Commitments. Each Lender may assign, or sell participations in its Commitments to one or more other Persons in accordance with this Section 11.11.

         SECTION 11.11.1. Assignments. Any Lender, with the written consent of the Borrower and the Agent (which consents shall not be unreasonably withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent and which consent shall not be required from the Borrower after the occurrence and during the continuance of an Event of Default) and each Issuer (which consent may be granted or withheld in its sole unfettered discretion) may at any time assign and delegate its Commitments to one or more commercial banks or other financial institutions; provided that, in addition to the consents of the Agent and each Issuer as set forth above, only notice to and not the consent of the Borrower shall be required for the assignment and delegation of Commitments to any Affiliate of such Lender or to any other Lender or an Affiliate of any other Lender, and (each Person described in the foregoing clause as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Commitments and other interests, in a minimum aggregate amount of $5,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 5.2 and further, provided, however, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

                  (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, and to the extent and on the terms required herein, such agreement shall have been accepted by the Agent and the Borrower, and

                  (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents with respect to obligations arising after the date of assignment. Such assignor Lender or such Assignee Lender must pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section
11.11.1 shall be null and void. In addition to the foregoing, and notwithstanding any other provision hereof, (i) any Lender may at any time without notice to or consent by any other Person assign its rights under this Agreement to any Federal Reserve Bank and (ii) the Agent shall provide notice to the Lenders of any assignments by it under this Section 11.11.1.

         SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") a sub-participating interest in the Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no sub-participation contemplated in this Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                  (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, and

                  (e) the Borrower shall not be required to pay any amount under
         Section 5.2 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.1, 5.2, 5.4, 5.5, 11.3 and 11.4, shall be considered a Lender.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK OR IN ANY MANNER PROVIDED BY LAW. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT

IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.14. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AMONG ANY OF THE AGENT, THE LENDERS AND THE BORROWER BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 11.15. Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, their Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this Section 11.15, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                           (i)      to be bound by this Section 11.15;

                           (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.15;

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary; and

                  (d) to any direct or indirect contractual counterparty in swap agreements or to such contractual counterparty's advisor (so long as such contractual counterparty or advisor agrees to be bound by the provisions of this Section 11.15).

Notwithstanding anything herein to the contrary, the parties to this Agreement (and their employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Agreement and does not include information relating to the identity of the Borrower, its affiliates, agents or advisors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   CALPINE CORPORATION

                                   By: /s/ Michael Thomas
                                       -----------------------------------------
                                       Name: Michael Thomas
                                       Title: Senior Vice President - Treasurer

                                   Address: 50 West San Fernando Avenue
                                            San Jose, CA 95113

                                   Facsimile No.: (408) 995-0505

                                   Attention: Senior Vice President - Treasurer

                                  THE BANK OF NOVA SCOTIA,
                                  as Agent

                                  By: /s/ Denis P. O'Meara
                                      ------------------------------------------
                                       Name: Denis P. O'Meara
                                       Title: Managing Director

                                  Address: Scotia Capital
                                           One Liberty Plaza
                                           New York, NY 10006

                                  Facsimile No.: (212) 225-5480

                                  Attention: Denis P. O'Meara

                                  with a copy to: The Bank of Nova Scotia
                                                  600 Peachtree Street N.E.
                                                  Suite 2700
                                                  Atlanta, GA 30308

                                  Facsimile No.: (404) 888-8998

                                  Attention: Hilma Gabbidon
                                             Administrative Agent
                                             Loan Administration

                                  LENDERS

                                  THE BANK OF NOVA SCOTIA

                                  By: /s/ Denis P. O'Meara
                                      ------------------------------------------
                                      Name: Denis P. O'Meara
                                      Title: Managing Director

                                  Address: Scotia Capital
                                           One Liberty Plaza
                                           New York, NY 10006

                                  Facsimile No.: (212) 225-5480

                                  Attention: Denis P. O'Meara

                                  with a copy to: The Bank of Nova Scotia
                                                  600 Peachtree Street N.E.
                                                  Suite 2700
                                                  Atlanta, GA 30308

                                  Facsimile No.: (404) 888-8998

                                  Attention: Hilma Gabbidon
                                             Administrative Agent
                                             Loan Administration

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE

ITEM 7.8  EXISTING SIGNIFICANT SUBSIDIARIES:

Calpine Construction Finance Company, L.P.
Calpine Construction Finance Company II, LLC
Calpine Canada Resources Company
Calpine Canada Natural Gas Company
Calpine Canada Energy Limited
Calpine Calgary, Inc.
Calpine Natural Gas Holdings, LLC
Calpine Central Inc.
Calpine Energy Services, LP
CPN Energy Services, LP, Inc.
Geysers Power Company, LLC
Thermal Power Company
Geysers Power I Company
Calpine Construction Finance Company I, LLC Calpine CCFC II Holdings, Inc.

                                                                     SCHEDULE II

                                   PERCENTAGES

THE BANK OF NOVA SCOTIA                       100%

                                                                    SCHEDULE 1.1

                              ORGANIZATIONAL CHART

SEE ATTACHED.

                                                                   SCHEDULE 4.10

EXISTING LETTERS OF CREDIT

BNS L/S                    BENEFICIARY                                      AMOUNT
--------------------------------------------------------------------------------------
026               Port Authority of New York                           $  1,500,000.00
08L0348           Ford Motor Credit Company                            $     52,000.00
08L0349           Ford Motor Credit Company                            $  1,500,000.00
S001              Tampa Electric                                       $    592,200.00
S016              Chase Manhattan Bank                                 $    491,652.00
S017              Chase Manhattan Bank                                 $  2,214,661.00
S024              BNY Western Trust Co.                                $  2,700,000.00
S046              Public Utility District No.1 Klickitat               $  8,305,517.00
S047              Public Service of Colorado                           $ 28,100,000.00
S048              Public Service of Colorado                           $ 14,000,000.00
S049              Equistar Chemicals L.P.                              $  2,400,000.00
S060              ISO New England                                      $  2,600,000.00
SO62              Southern Company Services, Inc.                      $    100,000.00
SO63              American Transmission Systems, Inc.                  $  1,143,000.00
SO64              Duke Energy Trading and Marketing, L.L.C             $  7,095,000.00
SO65              Carolina Power & Light Company                       $  5,200,000.00
S066              Wisconsin Power & Light Company                      $  4,629,170.00
S067              PG&E Gas Transmission, Northwest                     $  3,922,266.00
S002/02           Southern Companies Services, Inc.                    $    150,000.00
S003/02           Southern Companies Services, Inc.                    $  1,100,000.00
S008/02           Connecticut Municipal Electric Energy Cooperative    $  1,000,000.00
S011/02           Mobile Gas Service Corp.                             $  2,300,000.00
S017/02           Liberty Mutual Insurance Co.                         $  3,100,000.00
S018/02           Kemper Surplus Lines Insurance Company               $  1,000,000.00
S026/02           Montreal Trust Company of Canada                     $  3,750,000.00
S027/02           The Bank of Nova Scotia Trust Company of New York    $  3,374,000.00
S029/02           TransCanada PipeLines Limited                        $  1,450,000.00
S031/02           Florida Power & Light                                $  3,444,518.00
S032/02           Kemper, et al                                        $  3,287,500.00
S034/02           TransCanada PipeLines Ltd.                           $  3,900,000.00
S053/02           Alabama Power Company                                $     70,000.00
90503/80085       Pengrowth Corporation                                $  7,200,000.00
90505/80085       Kinder Morgan Texas Pipeline                         $  3,000,000.00
90506/80085       Southern Company Services                            $    175,000.00
90507/80085       Bureau of Land Management                            $    100,000.00

                                                                        Pound
                                                                       Streling
                                                                      L/C Amount
BPG 0801-001      BP Gas Marketing Limited                    $ 57,932,000.00 (35,000,000.00)
NGC Gtee          National Grid Company                       $ 10,386,127.50 ( 6,274,847.45)
BPG 0801-003      Elexon Clear Limited                        $  4,634,560.00 ( 2,800,000.00)
NGC LC            National Grid Company                       $  1,254,858.43 (  758,131.00)
0054/02           CSFB                                        $ 38,354,030.00
0055/02           El Paso Merchant Energy                     $ 15,000,000.00
0058/02           Tennessee Valley Authority                  $  1,000,000.00
0059/02           Tampa Electric Company                      $    551,211.00
0060/02           Tampa Electric Company                      $ 13,156,290.00
0062/02           San Diego Gas and Electric                  $  2,312,000.00
0071/02           Wild Goose Storage                          $    405,000.00
0072/02           Tennessee Valley Authority                  $ 10,000,000.00
0092/02           American Transmission Company LLC           $  1,802,500.00
099/02            Gulf South Pipeline Company, L.P.           $  3,420,000.00
0100/02           Algonquin Gas Transmission Company          $  2,500,000.00
0101/02           Wisconsin Electric Power Company            $ 10,000,000.00
0117/02           Progress Energy                             $    600,000.00
0014/03           Tennessee Valley Authority                  $  3,000,000.00
0015/03           Acadia Power Partners                       $ 13,000,000.00
0016/03           Acadia Power Partners                       $ 15,000,000.00
0018/03                                                       $    626,960.00
0019/03                                                       $    750,000.00
0034/03                                                       $  3,000,000.00
0035/03                                                       $ 13,651,000.00
                                                              ---------------
                  Total LCs Outstanding                       $355,083,602.93